SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



                           Date of Report: May 8, 1996




                       CORT BUSINESS SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)





       Delaware                    1-14146                       54-1662135
(State of Incorporation)    (Commission File Number)           I.R.S. Employer
                                                              Identification No.





                 4401 Fair Lakes Court, Fairfax, Virginia 22033
               (Address of principal executive offices) (Zip Code)




                               (703) 968-8500
                         (Registrant's telephone number)



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Item 2.  Acquisition or Disposition of Assets

(a) On April 24, 1996, CORT Business Services Corporation, a Delaware corporation (the "Registrant") consummated the acquisition of Evans Rents, a California corporation ("Evans") pursuant to an Acquisition Agreement (the "Acquisition Agreement"), dated as of March 15, 1996, by and among the Registrant, CE Merger Sub Inc., a California corporation and an indirect wholly owned subsidiary of Registrant ("Merger Sub"), and Evans. The Acquisition Agreement provided for, among other things, the acquisition by the Registrant of the outstanding common stock of Evans and the merger of Merger Sub with and into Evans.

         The purchase price (the "Purchase Price") paid by the Registrant pursuant to the Acquisition Agreement, which was established through arm's-length negotiation, was $27 million in cash, of which approximately $8.4 million was used to retire certain senior indebtedness of Evans. The source of funds for the Purchase Price was borrowings under the Registrant's Credit Agreement (the "Credit Agreement") dated as of November 21, 1995, by and among the Registrant, CORT Furniture Rental Corporation, a Delaware corporation and a wholly owned subsidiary of the Registrant, and certain other Credit Parties and Lenders (each as defined in the Credit Agreement) party thereto.

            The Registrant is not aware of any material relationship between the common stockholders of Evans and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

(b) Evans is primarily engaged in renting furniture to commercial and residential customers. Additionally, Evans sells furniture rented by customers and furniture no longer usable for rental purposes. The Registrant intends to continue to utilize the assets indirectly acquired through the acquisition of Evans for substantially the same purposes as utilized by Evans prior to consummation of the Acquisition Agreement.


Item 7.  Financial Statements and Exhibits

            (a)  Financial Statements of Businesses Acquired.

            Pursuant  to Item  7(a)(4),  the  Registrant  has not  included  the requisite financial statements of businesses acquired due to the impracticability of filing such information at the time this Current Report on Form 8-K is filed. The Registrant anticipates that it will file such financial statements within sixty (60) days of the date on which this Current Report on Form 8-K is filed.

            (b)  Pro Forma Financial Information.

            Pursuant to Item 7(b)(2), the Registrant has not included the requisite pro forma financial information due to the impracticability of filing such information at the time this Current Report on Form 8-K is filed. The Registrant anticipates that it will file such pro forma financial information within sixty (60) days of the date on which this Current Report on Form 8-K is filed.



                                        1

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            (c)  Exhibits

            2.1 Acquisition Agreement, dated as of March 15, 1996, by and among the Registrant, Merger Sub and Evans; incorporated by reference to Exhibit 2.4 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995

            99.1 Press Release issued by the Registrant on April 24, 1996


                                        2

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    CORT BUSINESS SERVICES CORPORATION


Dated:  May 8, 1996                 By         /s/ Frances Ann Ziemniak
                                        ----------------------------------------
                                                   Frances Ann Ziemniak
                                                   Vice President, Finance
                                                   and Chief Financial Officer


                                        3

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                                  EXHIBIT INDEX

                                                                     Sequential
Exhibit No.                        Description                       Page Number
- -----------                        -----------                       -----------

  99.1      Press Release issued by the Registrant on April 24, 1996      5


                                        4

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